                       Consent of Independent Auditors

We consent to the reference to our firm under the captions "Board of Trustees and Oversight Committees" and "Independent Auditors" in the Statement of
Additional Information and to the use of our report dated February 6, 2003 in the Registration Statement (Form N-1A Nos. 333-101878 and 811-21268) and
related Prospectus of Oppenheimer Total Return Bond Fund.

ERNST & YOUNG LLP

New York, New York
February 6, 2003